Exhibit 4.1

EXECUTION VERSION

WASHINGTON PRIME GROUP, L.P.

— and —

U.S. BANK NATIONAL ASSOCIATION,
Trustee

INDENTURE

Dated as of March 24, 2015

Debt Securities

Certain Sections of this Indenture
relating to the Trust Indenture Act of 1939

Trust Indenture Act Section	Indenture Section

§310(a)(1)	607
(a)(2)	607
(b)	608
§312(a)	701, 702(1)
(b)	702
(c)	702
§313(a)	703
(b)(2)	703
(c)	703
(d)	703
§314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
§315(a)	601
(b)	601, 602
(c)	601
(d)	601
(e)	515
§316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	108

Note:                            This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

i

Section 703.	Reports by Trustee	60
Section 704.	Reports by the Operating Partnership	61

ARTICLE EIGHT MERGER, CONSOLIDATION AND TRANSFER OF ASSETS		61

Section 801.	Operating Partnership May Consolidate, Etc., Only on Certain Terms	61
Section 802.	Successor Person Substituted for Operating Partnership	62

ARTICLE NINE SUPPLEMENTAL INDENTURES		62

Section 901.	Supplemental Indentures without Consent of Holders	62
Section 902.	Supplemental Indentures with Consent of Holders	64
Section 903.	Execution of Supplemental Indentures	66
Section 904.	Effect of Supplemental Indentures	66
Section 905.	Reference in Securities to Supplemental Indentures	66
Section 906.	Conformity with Trust Indenture Act	66

ARTICLE TEN COVENANTS		67

Section 1001.	Payment of Principal, Premium, Interest and Additional Amounts	67
Section 1002.	Maintenance of Office or Agency	67
Section 1003.	Money for Securities Payments to Be Held in Trust	68
Section 1004.	Additional Amounts	70
Section 1005.	Waiver of Certain Covenants	70
Section 1006.	Operating Partnership Statement as to Compliance	71
Section 1007.	Calculation of Original Issue Discount	71

ARTICLE ELEVEN REDEMPTION OF SECURITIES		71

Section 1101.	Applicability of Article	71
Section 1102.	Election to Redeem; Notice to Trustee	71
Section 1103.	Selection by Trustee of Securities to be Redeemed	72
Section 1104.	Notice of Redemption	73
Section 1105.	Deposit of Redemption Price	74
Section 1106.	Securities Payable on Redemption Date	75
Section 1107.	Securities Redeemed in Part	76

ARTICLE TWELVE SINKING FUNDS		76

Section 1201.	Applicability of Article	76
Section 1202.	Satisfaction of Sinking Fund Payments with Securities	76
Section 1203.	Redemption of Securities for Sinking Fund	77

ARTICLE THIRTEEN REPAYMENT AT THE OPTION OF HOLDERS		77

Section 1301.	Applicability of Article	77

ARTICLE FOURTEEN SECURITIES IN FOREIGN CURRENCIES		78

Section 1401.	Applicability of Article	78

Section 1402.	Monies of Different Currencies to be Segregated	78

ARTICLE FIFTEEN MEETINGS OF HOLDERS OF SECURITIES		79

Section 1501.	Purposes for Which Meetings May Be Called	79
Section 1502.	Call, Notice and Place of Meetings	79
Section 1503.	Persons Entitled to Vote at Meetings	79
Section 1504.	Quorum; Action	80
Section 1505.	Determination of Voting Rights; Conduct and Adjournment of Meetings	81
Section 1506.	Counting Votes and Recording Action of Meetings	81

INDENTURE, dated as of March 24, 2015 (the “Indenture”), between:  WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership (the “Operating Partnership”), having its principal executive office located at 7315 Wisconsin Avenue, Bethesda, Maryland 20814 and U.S. BANK NATIONAL ASSOCIATION, as trustee, registrar, paying agent and transfer agent (the “Trustee,” “Registrar,” “Paying Agent,” and “Transfer Agent,” respectively).

RECITALS

Whereas, the Operating Partnership has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such fixed or floating rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

Whereas, all things necessary to make this Indenture a valid and legally binding agreement of the Operating Partnership, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons (as herein defined) as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.                             Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(a)                                 the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)                                 all terms used herein and not otherwise defined herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein;

(c)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein);

(d)                                 the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)                                  the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

(f)                                   provisions apply to successive events and transactions;

(g)                                  the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(h)                                 the masculine gender includes the feminine and the neuter; and

(i)                                     references to agreements and other instruments include subsequent amendments and supplements thereto.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act,” when used with respect to any Holders, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by this Indenture or by the terms of any Security established pursuant to Section 301, under circumstances specified herein or therein, to be paid by the Operating Partnership in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified herein or therein.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Bearer Security” means any Security in the form established pursuant to Section 201 which is payable to bearer.

“Board of Directors” means the board of directors of WPG, as the sole general partner of the Operating Partnership, or any committee of such board duly authorized to act generally or in any particular respect for WPG, as the sole general partner of the Operating Partnership, hereunder.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of WPG, as the sole general partner of the Operating Partnership, to have been duly adopted by the Board of Directors of WPG, as the sole general partner of the Operating Partnership, and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Securities of any series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” includes any equity security of any class of WPG which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of WPG and which is not subject to redemption by WPG.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means either (i) the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 10 W. Market Street, Suite 1150, Indianapolis, Indiana 46204, or (ii) for purposes of Section 1002, “Corporate Trust Office” means the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York at which at any particular time its corporate trust business shall be administered in The City of New York, which office at the date of this Indenture is located at 100 Wall Street, 16th Floor, New York, NY 10005.

“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts.  The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“covenant defeasance” has the meaning specified in clause (3) of Section 402.

“Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s, CUSIP Service Bureau.

“Defaulted Interest” has the meaning specified in Section 307.

“Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depository by the Operating Partnership in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person.  If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind.

“Equivalent Terms” has the meaning specified in Section 1102.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor thereto, in each case as amended from time to time.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” and “generally accepted accounting principles” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder.  Except as otherwise set forth in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder,” in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register and, in the case of any Bearer Security, means the bearer thereof and, in the case of any Coupon, means the bearer thereof.

“Indebtedness” of the Operating Partnership or any Subsidiary means any indebtedness of the Operating Partnership or such Subsidiary, as applicable, whether or not contingent, for: (i) borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments; (ii) borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments secured by any Encumbrance existing on property owned by the Operating Partnership or any Subsidiary; (iii) reimbursement obligations in connection with any letters of credit actually issued, or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement; or (iv) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected on the Operating Partnership’s consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i)-(iii) above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than the Operating Partnership or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by the Operating Partnership or any Subsidiary whenever the Operating Partnership or the Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof); and provided, that Indebtedness excludes any Intercompany Indebtedness and any indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP.

“Indenture” means this instrument, as identified in the first paragraph hereof, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security and any Coupon appertaining thereto established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof); provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest,” with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Intercompany Indebtedness” means Indebtedness to which the only parties are the Operating Partnership and any of its Subsidiaries; provided, however, that with respect to any such Indebtedness of which the Operating Partnership is the borrower, such Indebtedness is subordinate in right of payment to the Securities.

“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 116.

“legal defeasance” has the meaning specified in clause (2) of Section 402.

“Maturity,” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity, upon acceleration, upon redemption at the option of the Operating Partnership, upon repurchase or repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.

“New York Banking Day” has the meaning specified in Section 116.

“Office” or “Agency,” with respect to any Securities, means an office or agency of the Operating Partnership maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Operating Partnership maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee (other than for Bearer Securities).

“Officer’s Certificate” means a certificate signed by the executive chairman, the chief administrative officer, the chief executive officer, the chief financial officer, the chief operating officer, any president, any executive vice president, any senior vice president, any vice president, the general counsel, the treasurer, an assistant treasurer, the secretary or an assistant secretary of WPG, as the sole general partner of the Operating Partnership, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Operating Partnership” means the Person named as the “Operating Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Operating Partnership” shall mean such successor Person.

“Operating Partnership Request” and “Operating Partnership Order” mean, respectively, a written request or order, as the case may be, signed in the name of WPG, as the sole general partner of the Operating Partnership, by the executive chairman, the chief administrative officer, the chief executive officer, the chief financial officer, the chief operating officer, any president, any executive vice president, any senior vice president, any vice president, the general counsel, the treasurer, an assistant treasurer, the secretary or an assistant secretary of WPG, as sole general partner of the Operating Partnership, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Operating Partnership or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security, other than an Indexed Security, issued pursuant to this Indenture which provides for an amount less than the principal amount thereof to be due and payable upon acceleration pursuant to Section 502.

“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a)                                 any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b)                                 any such Security for whose payment at the Maturity thereof money in the necessary amount (or, to the extent that such Security is payable at such Maturity in shares of Common Equity or other securities or property, Common Equity or such other securities or property in the necessary amount, together with, if applicable, cash in lieu of fractional shares or securities) has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Operating Partnership or any Affiliate of the Operating Partnership) in trust or set aside and segregated in trust by the Operating Partnership or any Affiliate of the Operating Partnership (if it shall act as Paying Agent) for the Holders of such Securities and any Coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)                                  any such Security with respect to which the Operating Partnership has effected legal defeasance or covenant defeasance pursuant to Section 402, except to the extent provided in Section 402;

(d)                                 any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Operating Partnership; and

(e)                                  any such Security converted or exchanged as contemplated by this Indenture into Common Equity or other securities or property, if the terms of such Security provide for such conversion or exchange pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be due and payable upon acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Operating Partnership or any other obligor upon the Securities or any Affiliate of the Operating Partnership or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, the Trustee shall be entitled to conclusively rely on any such request, demand, authorization, direction, notice, consent or waiver, unless the Responsible Officer of the Trustee making such determination has actual knowledge that such Securities are not so owned.  Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes in writing to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Operating Partnership or any other obligor upon the Securities or any Coupons appertaining thereto or an Affiliate of the Operating Partnership or such other obligor.

“Paying Agent” means the Person named as the “Paying Agent” in the first paragraph of this instrument and any Person authorized by the Operating Partnership to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security or any Coupon on behalf of the Operating Partnership.

“Person” and “person” mean any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or any Security to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security or the Security to which a mutilated, destroyed, lost or stolen Coupon appertains.

“Redemption Date,” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security established pursuant to Section 201 which is registered in the Security Register.

“Registration Rights Agreement” means that certain registration rights agreement, of even date herewith, by and among the Operating Partnership, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and RBS Securities Inc., for themselves and as representatives of the other initial purchasers, and the Holders of the debt securities referred to therein, as amended, or any subsequent registration rights agreement applicable to the Securities issued hereunder.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the regular record date for the payment of such interest.

“Required Currency” has the meaning specified in Section 116.

“Responsible Officer” means any officer of the Trustee in its corporate trust department and also means, with respect to a particular corporate trust matter, any other officer or employee of the

Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed therefor by the Trustee pursuant to Section 307.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act) of the Operating Partnership.

“Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means a corporation, partnership, limited liability company or other entity a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by the Operating Partnership or by one or more of its other Subsidiaries.  For the purposes of this definition, “voting equity securities” means equity securities or other equity ownership interests having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor thereto, in each case, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“United States,” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.

“WPG” means Washington Prime Group Inc., a Delaware corporation and the sole general partner of the Operating Partnership, or any successor.

Section 102.                             Compliance Certificates and Opinions.

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Operating Partnership to the Trustee to take any action under any provision of this Indenture, the Operating Partnership shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 103.                             Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Operating Partnership may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Operating Partnership, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Operating Partnership unless counsel rendering the Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 104.                             Acts of Holders; Record Dates.

(1)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such

Holders in person or by an agent duly appointed in writing.  If, but only if, Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments of record or both are delivered to the Trustee and, where it is hereby expressly required, to the Operating Partnership.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Operating Partnership and any agent of the Trustee or the Operating Partnership, if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository’s standing instructions and customary practices.

(2)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may, but shall not be required to, in any instance require further proof with respect to any of the matters referred to in this Section 104.

(3)           The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4)           The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Operating Partnership, wherever situated, if such certificate shall be deemed by the Operating Partnership and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Operating Partnership and the Trustee to be satisfactory.  The Trustee and the Operating Partnership may assume that such ownership of any Bearer Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (ii) such Bearer Security is produced to the Trustee by some other Person, or (iii) such Bearer Security is surrendered in exchange for a Registered Security, or (iv) such Bearer Security is no longer Outstanding.  The ownership, principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of holding the same may also be proved in any other manner which the Operating Partnership and the Trustee deem sufficient.

(5)           If the Operating Partnership shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Operating Partnership may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized, agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(6)           Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Operating Partnership in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105.                             Notices, etc. to Trustee and Operating Partnership.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or the Operating Partnership shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)           the Operating Partnership by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Operating Partnership addressed to the attention of Chief Executive Officer at the address of its principal office specified in the first paragraph of this instrument with the notation: “c/o Washington Prime Group, L.P.”

or at any other address furnished in writing to the Trustee by the Operating Partnership for such purpose.

Section 106.                             Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

(1)           such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, or if delivered electronically pursuant to the applicable procedures of the Depository, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(2)           such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published, at the expense of the Operating Partnership, in an Authorized Newspaper in The City of New York and, if such Securities are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Operating Partnership shall advise the Trustee in writing that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication not later than the latest date prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee in its sole discretion shall constitute a sufficient notification for every purpose hereunder.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee in its sole discretion shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107.                             Language of Notices.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture shall be in the English language, except that, if the Operating Partnership so elects, any published notice may be in an official language of the country of publication.

Section 108.                             Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 109.                             Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.                             Successors and Assigns.

All covenants and agreements in this Indenture by the Operating Partnership shall bind its successors and assigns, whether so expressed or not.

Section 111.                             Separability Clause.

In case any provision in this Indenture, any Security or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 112.                             Benefits of Indenture.

Nothing in this Indenture, any Security or any Coupon, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.                             Governing Law; Waiver of Jury Trial.

This Indenture, the Securities and any Coupons shall be governed by, and construed in accordance with, the laws of the State of New York. EACH OF THE OPERATING PARTNERSHIP AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION

WITH THIS INDENTURE, THE SECURITIES, ANY COUPONS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 114.                             Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day, then payment need not be made on such day, but such payment may be made on the next succeeding day that is a relevant Business Day with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue or be payable on such succeeding Business Day for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to such succeeding Business Day.

Section 115.                             Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 116.                             Judgment Currency.

The Operating Partnership agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the date on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.  The provisions of this Section 116 shall not be applicable with respect to any payment due on a Security which is payable in Dollars.

Section 117.                             Extension of Payment Dates.

In the event that (i) the terms of any Security or Coupon appertaining thereto established in or pursuant to this Indenture permit the Operating Partnership or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security or Coupon is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.

Section 118.                             Immunity of Partners, Stockholders, Directors, Officers and Agents of the Operating Partnership.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future general partner, limited partner, stockholder, employee, officer or director, as such, of the Operating Partnership or WPG or of any of the Operating Partnership’s or WPG’s predecessors or successors, either directly or through the Operating Partnership, or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

Section 119.                             U.S.A. Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The Operating Partnership agrees that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE TWO

SECURITIES FORMS

Section 201.                             Forms Generally.

Each Registered Security, Bearer Security, Coupon and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution of the Operating Partnership and set forth in an Officer’s Certificate of the Operating Partnership, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officer of WPG, as the sole general partner of the

Operating Partnership, executing such Security or Coupon as evidenced by the execution of such Security or Coupon.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without Coupons.

Definitive Securities and definitive Coupons shall be printed, lithographed or engraved or produced by any combination of these methods or in any other manner, all as determined by the officer of WPG, as the sole general partner of the Operating Partnership, executing such Securities or Coupons, as evidenced by the execution of such Securities or Coupons.

Section 202.                             Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Section 203.                             Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall not be issuable in global form.  If Securities of a series shall be issuable in temporary or permanent global form, any such Security may provide that it or any principal amount of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser principal amount as is permitted by the terms thereof) from time to time endorsed thereon or reflected on the books and records of the Trustee and may also provide that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges.  Any endorsement of any Security in global form to reflect the principal amount, or any increase or decrease in the principal amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or pursuant to Section 301 with respect to such Security or in the Operating Partnership Order to be delivered pursuant to Section 303 or 304 with respect thereto.  Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon written instructions given by the Person or Persons specified therein or pursuant to Section 301 with respect to such Security or in the applicable Operating Partnership Order.  If an Operating Partnership Order pursuant to Section 303 (with respect to Outstanding Securities) or 304 has been, or simultaneously is, delivered, any instructions by the Operating Partnership with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officer’s Certificate of the Operating Partnership and need not be accompanied by an Opinion of Counsel.  Notwithstanding the foregoing provisions of this paragraph, in the event a global Security is exchangeable for definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such series, the Trustee shall deliver and redeliver such global Security to the extent necessary to effect such exchanges, shall endorse such global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.

Notwithstanding the provisions of Section 307, payment of principal of, any premium and interest on, and any Additional Amounts in respect of any Security in temporary or permanent global form shall be made to the Person in whose name such Security is registered.

Notwithstanding anything to the contrary, the Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee shall treat as the owner of the principal amount of Outstanding Securities represented by a global Security (i) in the case of a global Security in registered form, the Holder of such global Security in registered form, or (ii) in the case of a global Security in bearer form, the Person or Persons specified pursuant to Section 301.

ARTICLE THREE

THE SECURITIES

Section 301.                             Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions of the Operating Partnership and set forth in an Officer’s Certificate of the Operating Partnership, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,

(1)           the title of the Securities of such series;

(2)           any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 905 or 1107, upon repurchase or repayment in part of any Security of such series pursuant to Article Thirteen or upon surrender in part of any Security for conversion or exchange into Common Equity or other securities or property pursuant to its terms);

(3)           if such Securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

(4)           if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) the name of the Depository with respect to any such global Security and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 203;

(5)           if any of such Securities are to be issuable as Bearer Securities, the date as of which any such Bearer Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(6)           if any of such Securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive Securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

(7)           the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;

(8)           the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(9)           if in addition to or other than the Corporate Trust Office, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Operating Partnership in respect of such Securities and this Indenture may be served;

(10)         whether any of such Securities are to be redeemable at the option of the Operating Partnership and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Operating Partnership;

(11)         if the Operating Partnership is obligated to redeem, repurchase or repay any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(12)         the denominations in which any of such Securities that are Registered Securities shall be issuable if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and the minimum denominations in which any of such Securities that are Bearer Securities shall be issuable if other than the minimum denomination of $5,000;

(13)         whether such Securities will be convertible into and/or exchangeable for Common Equity or other securities or property, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(14)         if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion is to be determined;

(15)         if other than Dollars, the Foreign Currency in which purchases of such Securities must be made and the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;

(16)         if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Operating Partnership or a Holder thereof or otherwise, in a Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Operating Partnership or a Holder thereof or otherwise, in a Foreign Currency;

(17)         if the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(18)         any deletions from, modifications of or additions to the Events of Default or covenants of the Operating Partnership with respect to any of such Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein);

(19)         if any one or more of Section 401 relating to satisfaction and discharge, Section 402(2) relating to legal defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to such Securities, and any covenants in addition to or other than those specified in Section 402(3) relating to such Securities which shall be subject to covenant defeasance, and, if such Securities are subject to repurchase or repayment at the option of the Holders thereof pursuant to Article Thirteen, if the Operating Partnership’s obligation to repurchase or repay such Securities will be subject to satisfaction and discharge pursuant to Section 401 or to legal defeasance or covenant defeasance pursuant to Section 402, and, if the Holders of such Securities have the right to convert or exchange such Securities into Common Equity or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 401 or to legal defeasance or covenant defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four (including any modification which would permit satisfaction and discharge, legal defeasance or covenant defeasance to be effected with respect to less than all of the outstanding Securities of such series) in respect of such Securities;

(20)         if any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(21)         if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(22)         the circumstances under which the Operating Partnership will pay Additional Amounts on such Securities and whether the Operating Partnership will have the option to redeem such Securities rather than pay such Additional Amounts;

(23)         if there is more than one Trustee, the identity of the Trustee that has any obligations, duties and remedies with respect to such Securities and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(24)         the Person to whom any interest on any Registered Security of such series shall be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of such series shall be payable, if other than upon presentation and surrender of the Coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security will be paid if other than in the manner provided in this Indenture;

(25)         provisions relating to restrictions on transfer, and related matters, for the offer and sale of Securities that have not been registered under the Securities Act; and

(26)         any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any one series and all Coupons, if any, appertaining to Bearer Securities of such series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Operating Partnership in or pursuant to the Board Resolution of WPG, on behalf of the Operating Partnership, and set forth in the Officer’s Certificate of WPG, on behalf of the Operating Partnership, or in any indenture or indentures supplemental hereto pertaining to such series of Securities.  The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Board Resolution of WPG, on behalf of the Operating Partnership, Officer’s Certificate of WPG, on behalf of the Operating Partnership, or supplemental indenture, as the case may be, pertaining to such series of Securities and that such persons are authorized to determine, consistent with such Board Resolutions, Officer’s Certificate or supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Board Resolutions, Officer’s Certificate or supplemental indenture.

All Securities of any one series need not be issued at the same time and, unless otherwise provided by the Operating Partnership as contemplated by this Section 301, a series may be reopened from time to time without notice to or the consent of any Holders for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to Board Resolution of WPG, on behalf of the Operating Partnership, such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of WPG, on behalf of the Operating Partnership, setting forth the terms of such series.

Section 302.                             Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars.  Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without Coupons in minimum denominations of

$2,000 and any integral multiple of $1,000 in excess thereof, and the Bearer Securities denominated in Dollars shall be issuable in minimum denominations of $5,000.  Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 303.                             Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Operating Partnership by the executive chairman, the chief administrative officer, the chief executive officer, the chief financial officer, the chief operating officer, any president, any executive vice president, any senior vice president, any vice president, the general counsel, the treasurer, an assistant treasurer, the secretary or an assistant secretary of WPG, as the sole general partner of the Operating Partnership.  Coupons shall be executed on behalf of the Operating Partnership by the chairman, the president or any vice president of WPG, as the sole general partner of the Operating Partnership.  The signature of any of these officers on the Securities or any Coupons appertaining thereto may be manual or facsimile.

Securities and any Coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of WPG, as the sole general partner of the Operating Partnership, shall, to the fullest extent permitted by law, bind the Operating Partnership, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or Coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Operating Partnership may deliver Securities, together with any Coupons appertaining thereto, executed by WPG, as the sole general partner of the Operating Partnership, to the Trustee for authentication and, provided that the Board Resolution and Officer’s Certificate on behalf of the Operating Partnership or supplemental indenture or indentures with respect to such Securities referred to in Section 301 and an Operating Partnership Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Operating Partnership Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities and any Coupons appertaining thereto, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Officer’s Certificate that contains the statements required by Section 314(e) of the Trust Indenture Act.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with such modifications as counsel shall deem appropriate, shall be delivered at or before the time of issuance of the first Security of such series.  After any such first delivery, any separate request by the Operating Partnership that the Trustee authenticate Securities of such series for original issue will be accompanied by (i) a certification by the Operating Partnership that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with and (ii) an Operating Partnership Order for the authentication and delivery of such Securities.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or will otherwise be in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Registered Security shall be dated the date of its authentication.  Each Bearer Security and any Bearer Security in global form shall be dated as of the date specified in or pursuant to this Indenture.

No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 611 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories.  Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Except as permitted by Section 306 or 307 or as may otherwise be provided in or pursuant to this Indenture, the Trustee shall not authenticate and deliver any Bearer Security unless all Coupons appertaining thereto then matured have been detached and cancelled.

Section 304.                             Temporary Securities.

Pending the preparation of definitive Securities, WPG, as the sole general partner of the Operating Partnership, may execute and deliver to the Trustee and, upon Operating Partnership Order, the Trustee or Authenticating Agent shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized in or pursuant to this Indenture, in bearer form with one or more Coupons or without Coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Operating Partnership executing such Securities may determine, as conclusively evidenced by their execution of such Securities.  Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Operating Partnership shall cause definitive Securities to be prepared without unreasonable delay.  Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof.  Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured Coupons appertaining thereto), WPG, as the sole general partner of the Operating Partnership, shall execute and, upon Operating Partnership Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions; provided, however, that no definitive Bearer Security, except as provided in or pursuant to this Indenture, shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in or pursuant to this Indenture.  Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 305.                             Registration, Transfer and Exchange.

With respect to the Registered Securities of each series, if any, the Operating Partnership shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Operating Partnership shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series.  Such Office or Agency shall be the “Security Registrar” for that series of Securities.  Unless otherwise specified in or pursuant to this Indenture or the Securities, the initial Security Registrar for each series of Securities shall be as specified in the last paragraph of Section 1002.  The Operating Partnership shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Operating Partnership and shall have accepted such appointment.  In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times.  There shall be only one Security Register for each series of Securities.

Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, WPG, as the sole general partner of the Operating Partnership, shall execute, and, upon Operating Partnership Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series.  Whenever any Registered Securities are so surrendered for exchange, WPG, as the sole general partner of the Operating Partnership, shall execute, and, upon Operating Partnership Order, the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

If provided in or pursuant to this Indenture, with respect to Securities of any series, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered Securities of such series containing identical terms, denominated as authorized in or pursuant to this Indenture and in the same aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any Office or Agency for such series, with all unmatured Coupons and all matured Coupons in default thereto appertaining.  If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Operating Partnership and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Operating Partnership and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such series located outside the United States.  Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such Office or Agency for such series in exchange for a Registered Security of such series and like tenor after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

If provided in or pursuant to this Indenture with respect to Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided in or pursuant to this Indenture with respect to such series.

Whenever any Securities are surrendered for exchange as contemplated by the immediately preceding two paragraphs, WPG, as the sole general partner of the Operating Partnership, shall execute, and, upon Operating Partnership Order, the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, the global Securities of any series shall be exchangeable for definitive certificated Securities of such series only if (i) the Depository for such global Securities notifies the Operating Partnership that it is unwilling or unable or no longer qualified to continue as a Depository for such global Securities or at any time the Depository for such global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depository for such Securities shall have been appointed by the Operating Partnership within 90 days of such notification or of the Operating Partnership becoming aware of the Depository’s ceasing to be so registered, as the case may be, (ii) the Operating Partnership, in its sole discretion, determines that the Securities of such series shall no longer be represented by one or more global Securities and WPG, as the sole general partner of the Operating Partnership, executes and delivers to the Trustee an Operating Partnership Order to the effect that such global Securities shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to such Securities and the Depository or the Operating Partnership specifically requests such exchange.

If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Operating Partnership shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by WPG, as the sole general partner of the Operating Partnership.  On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the Depository (or its custodian) as shall be specified in the Operating Partnership Order with respect thereto (which the Operating Partnership agrees to deliver), and in accordance with instructions given to the Trustee and the Depository as shall be specified in the Operating Partnership Order with respect thereto to the Trustee, as the Operating Partnership’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge.  The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which (unless such Securities are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as provided in or pursuant to this Indenture) shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, and which shall be in such denominations and, in the case of Registered Securities, registered in such names, as shall be specified by the Depository, but subject to the satisfaction of any certification or other requirements to the issuance of Bearer Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date; and provided, further, that (unless otherwise provided in or pursuant to this Indenture) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States.  Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository (or its custodian) or such other Depository (or its custodian) referred to above in accordance with the instructions of the Operating Partnership referred to above, and the Trustee shall endorse such global Security to reflect the decrease in the principal amount thereof resulting from such exchange.  If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid and legally binding obligations of the Operating Partnership evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Operating Partnership or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption, repurchase or repayment of Securities, or any conversion or exchange of Securities for other types of securities or property, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 905 or 1107, upon repurchase or repayment in part of any Registered Security pursuant to Article Thirteen, or upon surrender in part of any Registered Security for conversion or exchange into Common Equity or other securities or property pursuant to its terms, in each case not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Operating Partnership shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and terms and of the same series under Section 1103 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Registered Security, or portion thereof, so selected for redemption, except in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and terms and of the same series, provided that such Registered Security shall be simultaneously surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture, or (iv) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repurchase or repayment at the option of the Holder pursuant to Article Thirteen and not withdrawn, except the portion, if any, of such Security not to be so repurchased or repaid.

Section 306.                             Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, subject to the provisions of this Section 306, WPG, as the sole general partner of the Operating Partnership, shall execute and, upon Operating Partnership Order, the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Operating Partnership and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon, and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Operating Partnership or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, WPG, as the sole general partner of the Operating Partnership, shall execute and, upon Operating Partnership Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains with all appurtenant Coupons not destroyed, lost or stolen, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupon appertains.

Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Operating Partnership in its discretion may, instead of issuing a new Security, pay such Security or Coupon; provided, however, that payment of principal of, any premium or interest on or any Additional Amounts with respect to any Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an Office or Agency for such Securities located outside the United States and, unless otherwise provided in or pursuant to this Indenture, any interest on Bearer Securities and any Additional Amounts with respect to such interest shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Operating Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its legal counsel) connected therewith.

Every new Security and any Coupons appertaining thereto issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains shall constitute a separate obligation of the Operating Partnership, whether or not the destroyed, lost or stolen Security and Coupons appertaining thereto or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series and any Coupons, if any, duly issued hereunder.

The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

Section 307.                             Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.  Unless otherwise provided in or pursuant to this Indenture, in case a Bearer Security is surrendered in exchange for a Registered Security after the close of business at an Office or Agency for such Security on any Regular Record Date therefor and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date therefor, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest shall not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Operating Partnership, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Operating Partnership may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Operating Partnership shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security and the date of the proposed payment, and at the same time the Operating Partnership shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause (1) provided.  Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Operating Partnership of such Special Record Date and, in the name and at the expense of the Operating Partnership shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not more than 15 days and not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted

Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).  In case a Bearer Security is surrendered at the Office or Agency for such Security in exchange for a Registered Security after the close of business at such Office or Agency on any Special Record Date and before the opening of business at such Office or Agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Defaulted Interest and Defaulted Interest shall not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture; or

(2)           The Operating Partnership may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Operating Partnership to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series, or as may be required by the rules of the Depository for such Securities, at the option of the Operating Partnership, interest on Registered Securities on any Interest Payment Date may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.                             Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Sections 305 and 307) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Operating Partnership, the Trustee or any agent of the Operating Partnership or the Trustee shall be affected by notice to the contrary.

The Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee may treat the bearer of any Bearer Security or the bearer of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not any payment with respect to such Security or

Coupon shall be overdue, and none of the Operating Partnership, the Trustee or any agent of the Operating Partnership or the Trustee shall be affected by notice to the contrary.

No owner of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee as the owner of such global Security for all purposes whatsoever.  None of the Operating Partnership, the Trustee or any agent of the Operating Partnership or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein shall prevent the Operating Partnership, the Trustee or any agent of the Operating Partnership or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depository, as a Holder, with respect to a global Security or impair, as between such Depository and the owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the Holder of such global Security.

Section 309.                             Cancellation.

All Securities and Coupons surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be promptly delivered to the Trustee, and any such Securities and Coupons, as well as Securities and Coupons surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee.  The Operating Partnership may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Operating Partnership may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture.  All cancelled Securities and Coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, unless by an Operating Partnership Order the Operating Partnership directs their return to it.

Section 310.                             Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.                             CUSIP Numbers.

The Operating Partnership in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Operating Partnership will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401.                             Satisfaction and Discharge.

Unless, pursuant to Section 301, the provisions of this Section 401 shall not be applicable with respect to the Securities of any series, upon the direction of the Operating Partnership by an Operating Partnership Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Operating Partnership Order and any Coupons appertaining thereto, and the Trustee, on receipt of an Operating Partnership Order, at the expense of the Operating Partnership, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1)           either

(a)           all Securities of such series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (i) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities of such series and maturing after such exchange whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) Coupons appertaining to Securities of such series called for redemption and maturing after the relevant Redemption Date whose surrender has been waived as provided in Section 1106, and (iv) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Operating Partnership and thereafter repaid to the Operating Partnership or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)           all Securities of such series and, in the case of (i) or (ii) below, if applicable, any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          if redeemable at the option of the Operating Partnership, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Operating Partnership,

and the Operating Partnership, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities and any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and, to the extent that the Securities of such series provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Operating Partnership (in the exercise by the Operating Partnership of its reasonable discretion), any Additional Amounts with respect to, such Securities and any Coupons appertaining thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity thereof or earlier Redemption Date of the Securities of such series, as the case may be;

(2)           the Operating Partnership has paid or caused to be paid all other sums payable hereunder by the Operating Partnership with respect to the Outstanding Securities of such series and any Coupons appertaining thereto (including amounts payable to the Trustee pursuant to Section 606); and

(3)           the Operating Partnership has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to the Securities of such series have been complied with.

In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee, if in form and content reasonably acceptable to the Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Operating Partnership to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Operating Partnership and the Trustee with respect to the Securities of such series under Sections 305, 306, 403, 404, 1002, 1003 and, if applicable to the Securities of such series, 1004 (including, without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 401(1)(b)), any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Operating Partnership to repurchase or repay, and the obligations of the Operating Partnership to repurchase or repay, such Securities at the option of the Holders pursuant to Article Thirteen hereof, and any rights of Holders of the

Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Operating Partnership to convert or exchange, such Securities into Common Equity or other securities or property, shall survive.

Section 402.                             Legal Defeasance and Covenant Defeasance.

(1)           Unless, pursuant to Section 301, either or both of (i) legal defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any Coupons appertaining thereto, and the Operating Partnership may at its option by Board Resolution, at any time, with respect to the Securities of or within such series and any Coupons appertaining thereto, elect to have clause (2) or clause (3) of this Section 402 be applied to such Outstanding Securities and any Coupons appertaining thereto upon compliance with the conditions set forth below in this Section 402.  Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, legal defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected only with respect to all, and not less than all, of the Outstanding Securities of any series.  To the extent that the terms of any Security or Coupon appertaining thereto established in or pursuant to this Indenture permit the Operating Partnership or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security or Coupon is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon legal defeasance or covenant defeasance, as the case may be.

(2)           Upon the Operating Partnership’s exercise of the above option applicable to this clause (2) of this Section 402 with respect to any Securities of or within a series, the Operating Partnership shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any Coupons appertaining thereto on the date the conditions set forth in clause (4) of this Section 402 are satisfied (“legal defeasance”).  For this purpose, such legal defeasance means that the Operating Partnership shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any Coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in subclauses (i) through (iv) of this clause (2), and to have satisfied all of its other obligations under such Securities and any Coupons appertaining thereto and this Indenture insofar as such Securities and any Coupons appertaining thereto are concerned (and the Trustee, at the expense of the Operating Partnership, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of such Outstanding Securities and any Coupons appertaining thereto to receive, solely (except as provided in subclause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities and any Coupons appertaining thereto when such payments are due, (ii) the obligations of the Operating Partnership and the Trustee with respect to such Securities under Sections 305, 306, 1002, 1003 and, if applicable to the Securities of such series, 1004 (including, without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause (4)(a) of this Section 402)), any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Operating Partnership to repurchase or repay, and the obligations of the Operating Partnership to repurchase or repay, such Securities at the option of the Holders pursuant to Article Thirteen hereof, and any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Operating Partnership to convert or exchange, such Securities into Common Equity or other securities or property, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Sections 403 and 404.  The Operating Partnership may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities and any Coupons appertaining thereto.

(3)           Upon the Operating Partnership’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Operating Partnership shall be released from its obligations under any covenant specified in an Officer’s Certificate of the Operating Partnership or an indenture supplemental hereto, prior to the issuance of such Securities, as provided in Section 301(19) with respect to such Securities and any Coupons appertaining thereto, and such covenants shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (“covenant defeasance”), and such Securities and any Coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means, with respect to such Outstanding Securities and any Coupons appertaining thereto, the Operating Partnership may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and Coupons appertaining thereto shall be unaffected thereby.

(4)           The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series and any Coupons appertaining thereto:

(a)           The Operating Partnership shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any Coupons appertaining thereto, (1) an amount in Dollars or in such Foreign Currency in which such Securities and any Coupons appertaining thereto are then specified as payable at Stated Maturity or, if such legal defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities and Coupons appertaining thereto (determined on the basis of the Currency in which such Securities and Coupons appertaining thereto are then specified as payable at Stated Maturity or, if such legal defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any Coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, and, to the extent that such Securities provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Operating Partnership (in the exercise by the Operating Partnership of its reasonable discretion), any Additional Amounts with respect to, such Outstanding Securities and any Coupons appertaining thereto on the Maturity or Stated Maturity of such principal or interest, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any Coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any Coupons appertaining thereto.

(b)           Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Operating Partnership is a party or by which it is bound.

(c)           No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to such Securities and any Coupons appertaining thereto shall have occurred and be continuing on the date of such deposit (other than an Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to such Securities (1) resulting from the borrowing of funds, or the imposition of Encumbrances in connection therewith, to be applied to such deposit under a covenant whose applicability has been or is being defeased or (2) that will be cured by such legal defeasance or covenant defeasance), and, solely in the case of legal defeasance under Section 402(2), no Event of Default with respect to such Securities and any Coupons appertaining thereto under clause (6) or (7) of Section 501 or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any Coupons appertaining thereto under clause (6) or (7) of Section 501 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to legal defeasance under Section 402(2) shall not be deemed satisfied until the expiration of such period).

(d)           In the case of legal defeasance pursuant to Section 402(2), the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee stating that (x) the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders and beneficial owners of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the Holders and beneficial owners of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e)           The Operating Partnership shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(f)            If the monies or Government Obligations or combination thereof, as the case may be, deposited under subclause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such subclause (a), Additional Amounts with respect to, such Securities on a particular Redemption Date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(g)           Notwithstanding any other provisions of this Section 402(4), such legal defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Operating Partnership in connection therewith pursuant to Section 301.

(5)           Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee (collectively for purposes of this Section 402(5) and Section 403, the “Trustee”)) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any series and any Coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any Coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (other than the Operating Partnership or any Subsidiary or Affiliate of the Operating Partnership acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities and any Coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 402(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 402(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 402(4)(a) has been made, the indebtedness represented by such Security and any Coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to subclause (a) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Operating Partnership shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any Coupons appertaining thereto.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Operating Partnership from time to time upon Operating Partnership Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

Section 403.                             Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Operating Partnership acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, interest and Additional Amounts for whose payment such money has or

Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404.                             Reinstatement.

If the Trustee (or other qualifying trustee appointed pursuant to Section 402(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or 402(4)(a) to pay any principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to the Securities of any series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Operating Partnership’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on and Additional Amounts, if any, in respect of the Securities of such series as contemplated by Section 401 or 402 as the case may be, and Section 403; provided, however, that if the Operating Partnership makes any payment of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, in respect of the Securities of such series following the reinstatement of its obligations as aforesaid, the Operating Partnership shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501.                             Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer’s Certificate of the Operating Partnership establishing the terms of such series pursuant to this Indenture:

(1)           default in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any of the Securities of such series or any Coupon appertaining thereto when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any of the Securities of such series when due (whether at Stated Maturity, upon redemption at the option of the Operating Partnership, upon repurchase or repayment at the option of the Holder or otherwise); or

(3)           default in the deposit of any sinking fund payment, if applicable, or payment under any analogous provision when due with respect to any of the Securities of such series; or

(4)           default in the performance, or breach, of the Operating Partnership’s covenants in this Indenture or any of the Securities of such series (other than a covenant for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), which shall not have been remedied (without such default or breach having been waived in accordance with the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Operating Partnership by the Trustee or to the Operating Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)           default in any payment of $50 million or more in respect of any of the Operating Partnership’s or any Significant Subsidiary’s recourse indebtedness (however evidenced) or any indebtedness of any Subsidiary which the Operating Partnership or a Significant Subsidiary have guaranteed or for which the Operating Partnership or such Significant Subsidiary are responsible or liable on a full recourse basis, but only after the expiration of any applicable grace period with respect thereto and the default has resulted in such recourse indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if such recourse indebtedness is not discharged, or the acceleration rescinded or annulled, within a period of 30 days after there has been given, by registered or certified mail, to the Operating Partnership by the Trustee, or to the Operating Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, a written  notice specifying the default and stating that the notice is a “Notice of Default” hereunder; or

(6)           the entry by a court having jurisdiction in the premises of a decree or order adjudging the Operating Partnership as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Operating Partnership under the Bankruptcy Code or any other similar applicable U.S. federal or state law, or appointing a custodian, receiver, conservator, liquidator, trustee or assignee in bankruptcy or insolvency or other similar official of the Operating Partnership or of any substantial part of the property of the Operating Partnership, or ordering the winding up or liquidation of the affairs of the Operating Partnership, and, in each case, the continuance of any such decree or order for relief unstayed and in effect for a period of 90 consecutive days; or

(7)           the commencement by the Operating Partnership of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Operating Partnership to the entry of a decree or order for relief in respect of the Operating Partnership in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Operating Partnership, or the filing by the Operating Partnership of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under the Bankruptcy Code or any other similar applicable U.S. federal or state law, or the consent by the Operating Partnership to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, trustee or assignee in bankruptcy or insolvency or other or similar official of the Operating Partnership or of any substantial part of the property of the Operating Partnership, or the making by the Operating Partnership of an assignment for the benefit of creditors, or the taking of corporate action by the Operating Partnership in furtherance of any such action, or an admission in writing by the Operating Partnership of its inability to pay its debts generally as they become due; or

(8)           any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

Section 502.                             Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 501) with respect to Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal of and any premium due on all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Operating Partnership (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable.  If an Event of Default specified in clause (6) or (7) of Section 501 with respect to the Securities of any series occurs, then the principal of and any premium due on all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series.

At any time after Securities of any series have been accelerated by declaration of the Trustee or the Holders and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Operating Partnership and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Operating Partnership has paid or deposited, or caused to be paid or deposited, with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Securities of such series established pursuant to Section 301 expressly provide for payment to be made in shares of Common Equity or other securities or property, shares of Common Equity or other securities or property, together with cash in lieu of fractional shares or securities, sufficient to pay):

(a)           all overdue installments of any interest on any Securities of such series and any Coupons appertaining thereto which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto,

(b)           the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities,

(c)           to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and

(d)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 606; and

(2)           all Events of Default with respect to Securities of such series other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been waived as provided in Section 513 or cured.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.                             Collection of Indebtedness and Suits for Enforcement by Trustee.

The Operating Partnership covenants that if:

(1)           default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security or any Coupon appertaining thereto when such interest or Additional Amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any Security at its Maturity, and such default continues for three Business Days, or

(3)           default is made in the deposit of any sinking fund payment, if applicable, when due, and such default continues for three Business Days,

the Operating Partnership shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities and any Coupons appertaining thereto, the whole amount of money then due and payable with respect to such Securities and any Coupons appertaining thereto, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest and Additional Amounts at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.

If the Operating Partnership fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Operating Partnership or any other obligor upon such Securities and any Coupons appertaining thereto and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Operating Partnership or any other obligor upon such Securities and any Coupons appertaining thereto, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any Coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 504.                             Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Operating Partnership or any other obligor upon the Securities or the property of the Operating Partnership or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Operating Partnership for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)           to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and any Coupons appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities or any Coupons allowed in such judicial proceeding, and

(2)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities or any Coupons to make such payments to the Trustee and, in the event that the Trustee shall consent in writing in its sole discretion to the making of such payments directly to the Holders of Securities or any Coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee (acting in any capacity hereunder), its agents and counsel and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or any Coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or any Coupon in any such proceeding.

Section 505.                             Trustee May Enforce Claims without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or any of the Securities or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security or Coupon in respect of which such judgment has been recovered.

Section 506.                             Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities or the Coupons, if any, appertaining thereto, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee (acting in any capacity hereunder) and any predecessor Trustee under this Indenture;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities and any Coupons for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and Coupons for principal and any premium, interest and Additional Amounts;

THIRD:  The balance, if any, to the Person or Persons entitled thereto.

Section 507.                             Limitations on Suits.

No Holder of any Security of any series or any Coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)           the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508.                             Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security or Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and (subject to Sections 305 and 307) interest, if any, on and any Additional Amounts with respect to such Security or such Coupon, as the case may be, on the respective Stated Maturity or Maturities therefor specified in such Security or Coupon (or, in the case of redemption, on the Redemption Date or, in the case of repayment pursuant to Article Thirteen hereof at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and, in the case of any Security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, and such right shall not be impaired without the consent of such Holder.

Section 509.                             Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or a Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Operating Partnership, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 510.                             Rights and Remedies Cumulative.

To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security or a Coupon is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or Coupon to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article Five or by law to the Trustee or to any Holder of a Security or a Coupon may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 512.                             Control by Holders of Securities.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred upon the Trustee with respect to the Securities of such series and any Coupons appertaining thereto; provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)           such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series (or any other series) not joining in such action.

Section 513.                             Waiver of Continuing Defaults.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series and any Coupons appertaining thereto may waive any continuing default hereunder with respect to such series and its consequences, except

(1)           a default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series or any Coupons appertaining thereto, or

(2)           in the case of any Securities which are convertible into or exchangeable for Common Equity or other securities or property, a default in any such conversion or exchange, or

(3)           a default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.                             Waiver of Usury, Stay or Extension Laws.

The Operating Partnership covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Operating Partnership from paying all or any portion of the principal of or premium, if any, or interest, if any on or Additional Amounts, if any, as contemplated in this Indenture and the Securities or which may affect the covenants or the performance of this Indenture or the Securities; and the Operating Partnership (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515.                             Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repurchase or repayment at the option of the Holder pursuant to Article Thirteen hereof, on or after the date for repurchase or repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Equity or other securities or property in accordance with its terms.

ARTICLE SIX

THE TRUSTEE

Section 601.                             Certain Rights and Duties of Trustee.

                (1)   If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the duties, rights and power vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

                (2)   Except during the continuance of an Event of Default:

(a)   The Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied obligations and, to the fullest extent permitted by law, covenants, shall be read into this Indenture against the Trustee; and

(b)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions which by any provision hereof are specifically required to be furnished to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(3)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a)   This paragraph does not limit the effect of paragraph (2) of this Section;

(b)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)   The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Section 601.

(4)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

(5)   In connection with this Indenture and any Securities issued hereunder, subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(a)   the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)   any request or direction of the Operating Partnership mentioned herein shall be sufficiently evidenced by an Operating Partnership Request or an Operating Partnership Order (in each case, other than delivery of any Security, together with any Coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d)   the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series or any Coupons appertaining thereto pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, which might be incurred by it in compliance with such request or direction;

(f)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Operating Partnership, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)   the Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.  The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture; and the permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so;

(i)   the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail (PDF only), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Operating Partnership shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions and providing the specimen signatures of such persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing.  If the Operating Partnership elects to give the Trustee e-mail or facsimile transmission instructions (or instructions by a similar electronic method) and the Trustee in its sole and absolute discretion elects to act upon such instructions, the Trustee’s good faith understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, damages, costs, fees or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or inconsistency with a subsequent written instruction.  The Operating Partnership agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception by third parties; and

(j)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 602.                             Notice of Defaults.

Within 90 days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts or any sinking fund installment with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities and Coupons of such series, and provided further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Section 603.                             Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any Coupons shall be taken as the statements of the Operating Partnership, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Operating Partnership of the Securities or the proceeds thereof.

Section 604.                             May Hold Securities; Transactions with the Operating Partnership.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Operating Partnership, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Operating Partnership with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person; provided, however, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act relating to any of its duties with respect to the Securities, it must either eliminate such conflict or resign as Trustee.

Section 605.                             Money Held in Trust.

Except as provided in Section 403 and Section 1003, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and may be held uninvested.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Operating Partnership.

Section 606.                             Compensation and Reimbursement.

The Operating Partnership agrees:

(1)                                 to pay to the Trustee from time to time such compensation as agreed in writing for all services rendered by the Trustee (in any capacity) hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee (acting in any capacity hereunder) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, such as attorneys’ fees, costs and expenses), except any such expense, disbursement or advance as may be attributable to the Trustee’s gross negligence or willful misconduct; and

(3)                                 to indemnify the Trustee (acting in any capacity hereunder), its directors, officers, employees and its agents for, and to hold them harmless against, any loss, claim, cause of action, damage, liability or reasonable cost or expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts), arising out of or in connection with this Indenture or the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Operating Partnership, a Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, claim, cause of action, damage, liability or expense was due to the Trustee’s gross negligence or willful misconduct.

The foregoing payment obligations and indemnities shall survive the termination of this Indenture and the resignation or removal of the Trustee.  As security for the performance of the obligations of the Operating Partnership under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on or any Additional Amounts with respect to particular Securities or any Coupons appertaining thereto.  Any compensation or expense incurred by the Trustee after an Event of Default specified by Section 501(6) or (7) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law.  “Trustee” for purposes of this Section 606 shall include any predecessor Trustee but the gross negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 606.  The provisions of this Section 606 shall, to the extent permitted by law, survive any termination or expiration of this Indenture (including, without limitation, termination pursuant to any bankruptcy or insolvency laws) and the resignation or removal of the Trustee.

Section 607.                             Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by U.S. federal or state authority.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 608.                             Resignation and Removal; Appointment of Successor.

(1)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 609.

(2)                                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Operating Partnership.  If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Operating Partnership, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3)                                 The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Operating Partnership.  If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Operating Partnership, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(4)                                 If at any time:

(a)                                 the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Operating Partnership or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b)                                 the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Operating Partnership or any such Holder, or

(c)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Operating Partnership, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5)                                 If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Operating Partnership, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 609.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Operating Partnership and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 609, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Operating Partnership.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Operating Partnership or the Holders of Securities and accepted appointment in the manner required by Section 609, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6)                                 The Operating Partnership shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Securities of such series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 609.                             Acceptance of Appointment by Successor.

(1)                                 Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Operating Partnership and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the

Operating Partnership or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(2)                                 Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Operating Partnership, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees, that each such Trustee shall be separate and apart from any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on written request of the Operating Partnership or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 606.

(3)                                 Upon request of any Person appointed hereunder as a successor Trustee, WPG, as the sole general partner of the Operating Partnership, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section 609, as the case may be.

(4)                                 No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article, including, without limitation, Section 607.

Section 610.                             Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such Corporation shall otherwise be qualified and eligible under this Article Six), without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.  In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 611.                             Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Operating Partnership with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption, partial repurchase or repayment, partial conversion or exchange for Common Equity or other securities or property, or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and legally binding obligations for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Operating Partnership and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted under the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 611, it shall resign immediately in the manner and with the effect specified in this Section 611.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section 611, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Operating Partnership.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Operating Partnership.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 611, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Operating Partnership and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Operating Partnership agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 611.  If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

The provisions of Sections 308, 603 and 604 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

,
as Authenticating Agent

By:
Authorized Signatory

Dated:

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Operating Partnership wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer’s Certificate of the Operating Partnership), shall appoint in accordance with this Section 611 an Authenticating Agent having an office in a Place of Payment designated by the Operating Partnership with respect to such series of Securities.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND OPERATING PARTNERSHIP

Section 701.                             Operating Partnership to Furnish Trustee Names and Addresses of Holders.

Upon the effectiveness of any registration statement under the Securities Act covering the offer and sale of any Securities, in accordance with Section 312(a) of the Trust Indenture Act, the Operating Partnership shall furnish or cause to be furnished to the Trustee:

(1)                                 semi-annually with respect to Securities of each series not later than April 1 and October 1 of each year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date; and

(2)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Operating Partnership of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 702.                             Preservation of Information; Communications to Holders.

(1)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. Upon the effectiveness of any registration statement under the Securities Act covering the offer and sale of any Securities, the Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

(2)                                 Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Operating Partnership and the Trustee that none of the Operating Partnership or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the Trust Indenture Act, regardless of the source from which such information was derived.

Section 703.                             Reports by Trustee.

(1)                                 Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 301, if any registration statement covering the offer and sale of the Securities has become effective under the Securities Act and if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to

Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Sections 313(a) and 313(b)(2) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2)                                 Upon the effectiveness of any registration statement under the Securities Act covering the offer and sale of any Securities, the Trustee shall transmit the reports required by the Trust Indenture Act, including Sections 313(a), (c) and (d), at the times, in the manner and to the Persons specified therein.

(3)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed and the Commission, as well as the Operating Partnership.

Section 704.                             Reports by the Operating Partnership.

Upon the effectiveness of any registration statement under the Securities Act covering the offer and sale of any Securities, (1) the Operating Partnership shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314(a) of the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission and (2) the Trustee agrees that any quarterly or annual report or other information, document or other report that the Operating Partnership files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on the Commission’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee.  The Trustee shall have no obligation whatsoever to determine whether or not such information, documents, or reports have been so filed.

ARTICLE EIGHT

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

Section 801.                             Operating Partnership May Consolidate, Etc., Only on Certain Terms.

The Operating Partnership shall not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all of its assets to any Person, in each case, unless:

(1)                                 either (A) the Operating Partnership shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the Operating Partnership) formed by or resulting from such consolidation, amalgamation or merger, or to which such assets shall have been sold, assigned, transferred, leased or otherwise conveyed, (i) shall be a corporation, limited liability company, trust or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and (ii) shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor

Person and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume the due and punctual performance and observance of the Operating Partnership’s obligations under this Indenture, the Outstanding Securities and, to the extent applicable, the Registration Rights Agreement on the part of the Operating Partnership to be performed or observed.  Any such supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Common Equity or other securities or property;

(2)                                 immediately after giving effect to such transaction or transactions, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)                                 the Trustee shall have received an Officer’s Certificate and Opinion of Counsel from the Operating Partnership to the effect that all conditions precedent provided for in this covenant to such transaction or transactions have been complied with.

For purposes of the foregoing, any sale, lease, assignment, transfer or other conveyance of all or any of the assets of one or more Subsidiaries of the Operating Partnership (other than to the Operating Partnership or another Subsidiary), which, if such assets were owned by the Operating Partnership would constitute all or substantially all of the Operating Partnership’s assets, shall be deemed to be the conveyance of all or substantially all of the assets of the Operating Partnership to any Person.

Section 802.                             Successor Person Substituted for Operating Partnership.

If the Operating Partnership, in any transaction or series of related transactions, consolidates or amalgamates with or merges into any Person or sells, assigns, transfers, leases, or otherwise conveys all or substantially all of its assets to any Person, in each case in accordance with Section 801, the successor Person formed by or resulting from such consolidation, amalgamation or merger, or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of its assets is made, will succeed to, and be substituted for, the Operating Partnership and  may exercise all of its rights and powers under this Indenture, with respect to the Outstanding Securities of the applicable series, with the same effect as if such successor Person had been named in lieu of the Operating Partnership herein; and thereafter, except in the case of a lease, the Operating Partnership or such other predecessor Person shall be released from all obligations and covenants under this Indenture and all Outstanding Securities and/or the Coupons, as applicable, and, to the extent applicable, the Registration Rights Agreement.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.                             Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities or Coupons, the Operating Partnership and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1)                                 to add any additional Events of Default for the benefit of the Holders of all or any series of Securities; or

(2)                                 to add to the covenants of the Operating Partnership for the benefit of the Holders of all or any series of Securities or to surrender any right or power herein conferred upon the Operating Partnership; or

(3)                                 to evidence the succession of another Person to the Operating Partnership pursuant to Article Eight and the assumption by any such successor of the covenants of the Operating Partnership contained herein or in any supplemental indenture and in the Securities; or

(4)                                 to secure all or any series of Securities or to add guarantees for the benefit of all or any series of Securities; or

(5)                                 to establish the form or terms of Securities of any series, and the form of guarantee, if any, of Securities of any series, and any Coupons appertaining thereto as permitted by Sections 201 and 301, including, without limitation, any conversion or exchange provisions applicable to Securities which are convertible into or exchangeable for other securities or property, and any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or

(6)                                 to cure any mistake or ambiguity, or to correct or supplement any provision, in this Indenture which may be defective or which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, or to make any change necessary to comply with any requirement of the Commission in connection with this Indenture under the Trust Indenture Act, in each case in a manner that does not adversely affect the interests of the Holders of Securities of any series then Outstanding or any Coupons appertaining thereto in any material respect; or

(7)                                 to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the legal defeasance, covenant defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article Four; or

(8)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(9)                                 to amend or supplement any provision contained herein or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures); provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

(10)                          to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any Additional Amounts with respect to any Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be exchanged for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated or global form, provided any such action shall not adversely affect the interests of the Holders of Securities of any series or any Coupons appertaining thereto; or

(11)                          to conform the terms of this Indenture or the Securities of a series, as applicable, or any Coupons, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such Securities, as evidenced by an Officer’s Certificate; or

(12)                          in the case of any series of Securities which are convertible into or exchangeable for Common Equity or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding shares of Common Equity or any merger, consolidation, statutory share exchange or combination of the Operating Partnership with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the assets of the Operating Partnership to any other Person or other similar transactions, if expressly required by the terms of such series of Securities established pursuant to Section 301.

Section 902.                             Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (voting as separate classes) by Act of said Holders delivered to the Operating Partnership and the Trustee, the Operating Partnership and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or such Securities; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall:

(1)                                 change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts with respect to, any Security; or

(2)                                 reduce the principal amount of or any premium on any Security or reduce the rate (or modify the calculation of such rate) of interest on, or reduce any Additional Amounts payable with respect to, any Securities, or change the obligation of the Operating Partnership to pay any Additional Amounts pursuant to Section 1004 (except as contemplated by clause (1) of Section 801 and clause (2) of Section 801 and permitted by clause (1) of Section 901); or

(3)                                 reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504; or

(4)                                 change the date(s) on which, or the period(s) in which, any Security is subject to mandatory redemption, redemption at the Operating Partnership’s option or repurchase at the option of the Holders thereof, or reduce the redemption or repurchase price of any Security or otherwise alter the provisions with respect to the redemption or repurchase of any Security in a manner that is adverse to the interests of Holders of such Securities; or

(5)                                 change the Place of Payment where or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable; or

(6)                                 impair the Holder’s right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof or, in the case of redemption, on or after the Redemption Date or, in the case of repurchase or repayment pursuant to Article Thirteen at the option of the Holder, on or after the date for repurchase or repayment, in each case as such Stated Maturity, Redemption Date or date for repurchase or repayment may, if applicable, be extended in accordance with the terms of such Security or any Coupon appertaining thereto, or in the case of any Security which is convertible into or exchangeable for shares of Common Equity or other securities or property, or impair the Holder’s right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms; or

(7)                                 reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences; or

(8)                                 reduce the requirements of Section 1504 for a quorum or voting at a meeting of holders of the applicable Securities; or

(9)                                 make any change that adversely affects the right, if any, to convert or exchange any Security for shares of Common Equity or other securities or property in accordance with its terms.

Other than as set forth above, a supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Operating Partnership shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.                             Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel of the Operating Partnership to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by WPG, as the sole general partner of the Operating Partnership, and is a valid, legally binding and enforceable obligation of the Operating Partnership, subject to customary exceptions.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.                             Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder and of any Coupon appertaining thereto shall be bound thereby.

Section 905.                             Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture.  If the Operating Partnership shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Operating Partnership, to any such supplemental indenture may be prepared and executed by WPG, as the sole general partner of the Operating Partnership, and authenticated and delivered by the Trustee, upon Operating Partnership Order, in exchange for Outstanding Securities of such series.

Section 906.                             Conformity with Trust Indenture Act.

Unless the Operating Partnership shall determine, based on an Opinion of Counsel delivered to the Trustee, that the same shall not be required, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE TEN

COVENANTS

Section 1001.                      Payment of Principal, Premium, Interest and Additional Amounts.

The Operating Partnership covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, and any premium and interest on and any Additional Amounts with respect to, the Securities of such series, whether payable in cash, shares of Common Equity or other securities or property, in accordance with the terms thereof, any Coupons appertaining thereto and this Indenture.  Any interest due on any Bearer Security on or before the Maturity thereof, and any Additional Amounts payable with respect to such interest, shall be payable only upon presentation and surrender of the Coupons appertaining thereto for such interest as they severally mature.

Section 1002.                      Maintenance of Office or Agency.

The Operating Partnership shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Operating Partnership in respect of the Securities of such series relating thereto and this Indenture may be served.  If Securities of a series are issuable as Bearer Securities, the Operating Partnership shall maintain, subject to any laws or regulations applicable thereto, an Office or Agency in a Place of Payment for such series which is located outside the United States where Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on the London Stock Exchange or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Operating Partnership shall maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange.  The Operating Partnership will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency.  If at any time the Operating Partnership shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment at the place specified for the purpose with respect to such Securities as provided in or pursuant to this Indenture, and the Operating Partnership hereby appoints the Trustee as Registrar, Paying Agent, Transfer Agent and as its agent to receive all such presentations, surrenders, notices and demands (other than with respect to Bearer Securities).

Except as otherwise provided in or pursuant to this Indenture, no payment of principal, premium, interest or Additional Amounts with respect to Bearer Securities shall be made at any Office or Agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, if amounts owing with respect to any Bearer Securities shall be payable in Dollars, payment of principal of, any premium or interest on and any Additional Amounts with respect to any such Security may be made at the Corporate Trust Office of the Trustee or any Office or Agency designated by the Operating Partnership in The City of New York, if (but only if) payment of the full amount of such principal, premium, interest or Additional Amounts at all offices outside the United States maintained for such purpose by the Operating Partnership in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Operating Partnership may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Operating Partnership of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes.  The Operating Partnership shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Unless otherwise provided in or pursuant to this Indenture, the Operating Partnership hereby designates The City of New York as a Place of Payment for each series of Securities, initially appoints the Corporate Trust Office of the Trustee in The City of New York as the Operating Partnership’s Office or Agency in The City of New York for such purpose and initially appoints the Trustee as the Security Registrar for each series of Securities and, if the Securities of any series are convertible into or exchangeable for Common Equity or other securities or property, initially appoints the Trustee as conversion or exchange agent, as the case may be, for the Securities of such series.  The Operating Partnership may subsequently appoint a different Office or Agency in The City of New York and, as provided in Section 305, may remove and replace from time to time the Security Registrar.

Section 1003.                      Money for Securities Payments to Be Held in Trust.

If the Operating Partnership or any Affiliate of the Operating Partnership shall at any time act as Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, or any premium or interest on, or any Additional Amounts with respect to, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever there shall be one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay the principal, premium, interest and Additional Amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the

Trustee) the Operating Partnership will promptly notify the Trustee of its action or failure so to act.

The Operating Partnership shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)                                 hold all sums held by it for the payment of the principal of, or any premium or interest on, or any Additional Amounts with respect to, Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2)                                 give the Trustee written notice of any default by the Operating Partnership (or any other obligor upon the Securities of such series) in the making of any payment of principal of, or any premium or interest on, or any Additional Amounts with respect to, the Securities of such series; and

(3)                                 at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

To the extent that the terms of any Securities established pursuant to Section 301 provide that any principal of, or premium or interest, if any, on, or any Additional Amounts with respect to, any such Securities is or may be payable in shares of Common Equity or other securities or property, then the provisions of this Section 1003 shall apply, mutatis mutandis, to such shares of Common Equity or other securities or property.

The Operating Partnership may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Operating Partnership Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Operating Partnership or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Operating Partnership or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Operating Partnership, in trust for the payment of the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security of any series or any Coupon appertaining thereto and remaining unclaimed for two years after such principal, premium, interest or Additional Amounts shall have become due and payable shall be, subject to applicable escheat law, paid to the Operating Partnership on Operating Partnership Request, or (if then held by the Operating Partnership) shall be discharged from such trust; and the Holder of such Security or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Operating Partnership for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Operating Partnership as trustee thereof, shall thereupon cease.

Section 1004.                      Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts by the Operating Partnership, the Operating Partnership agrees to pay to the Holder of any such Securities or any Coupon appertaining thereto Additional Amounts as provided in or pursuant to this Indenture or such Securities.  Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or any Coupon, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto, in each case to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of any series, if the Securities of a series provide for the payment of Additional Amounts by the Operating Partnership, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Operating Partnership shall furnish to the Trustee and the Paying Agent or Paying Agents, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series or the Coupons appertaining thereto without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of such series or pursuant to Section 301 with respect to the Securities of such series.  If any such withholding or deduction shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on or deducted from such payments to such Holders of Securities or Coupons, and the Operating Partnership agrees to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities.  The Operating Partnership covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, damage, liability, cost or expense, including attorneys’ fees, costs and expenses, reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section.  Nothing in this Section 1004 or elsewhere in this Indenture shall limit the obligation of the Operating Partnership to pay Additional Amounts with respect to the Securities of any series pursuant to the terms, if any, established pursuant to Section 301 with respect to the Securities of such series.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Amounts owed, or with respect to the nature, extent, or calculation of the Additional Amounts owed, or with respect to the method employed in such calculation of the Additional Amounts.

Section 1005.                      Waiver of Certain Covenants.

The Operating Partnership may omit in any particular instance to comply with any covenants applicable to the Securities of such series if, before the time for such compliance, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Operating Partnership and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1006.                      Operating Partnership Statement as to Compliance.

The Operating Partnership shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officer’s Certificate signed by the principal executive officer, the principal administrative officer, the principal financial officer or the principal accounting officer of WPG, as the sole general partner of the Operating Partnership, stating whether or not, to the best of his or her knowledge, (i) there is a default by the Operating Partnership in the performance and observance of any of the terms, provisions and conditions of this Indenture, the Securities and any Coupons or (ii) there is a default which, with notice or the lapse of time or both, would become an Event of Default or an Event of Default has occurred or is continuing, and specifying all such defaults and Events of Default and the nature and status thereof of which he or she may have knowledge; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Section 1007.                      Calculation of Original Issue Discount.

So long as there is any Outstanding Original Issue Discount Security, the Operating Partnership shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.                      Applicability of Article.

Redemption of Securities of any series at the option of the Operating Partnership as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article Eleven.

Section 1102.                      Election to Redeem; Notice to Trustee.

The election of the Operating Partnership to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Operating Partnership of all of the Outstanding Securities of any series, the Operating Partnership shall, not less than 30 days prior to the Redemption Date fixed by the Operating Partnership (unless a shorter notice shall be satisfactory to the Trustee and agreed upon in writing by the Trustee), notify the

Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, in the event that the Operating Partnership shall determine that the Securities of any series to be redeemed shall be selected from Securities of such series having the same issue date, interest rate or interest rate formula, Stated Maturity and other terms (the “Equivalent Terms”), the Operating Partnership shall notify the Trustee of such Equivalent Terms.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, the Operating Partnership shall, at least five days prior to giving notice of redemption to the Holders (unless a shorter notice shall be satisfactory to the Trustee and agreed upon in writing by the Trustee), notify the Trustee of such Redemption Date, the principal amount of Securities of such series to be redeemed and, if applicable, the Equivalent Terms.

In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Operating Partnership which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Operating Partnership shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

Section 1103.                      Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 days and not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series or from the Outstanding Securities of such series with Equivalent Terms, as the case may be, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and in accordance with the Depository’s procedures, and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Operating Partnership and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted or exchanged for Common Equity or other securities or property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.  Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 1104.                      Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed.  Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1)                                 the Redemption Date,

(2)                                 the Redemption Price,

(3)                                 if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4)                                 that, in case any Security is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)                                 that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 1106), and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6)                                 the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

(7)                                 that the redemption is for a sinking fund, if such is the case,

(8)                                 that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption or the amount of any such missing Coupon or

Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Operating Partnership, the Trustee and any Paying Agent is furnished,

(9)                                 if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Operating Partnership, on which such exchanges may be made,

(10)                          in the case of Securities of any series that are convertible or exchangeable into shares of Common Equity or other securities or property, the then current conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate, as applicable, and the place or places where and the Persons to whom such Securities may be surrendered for conversion or exchange,

(11)                          the CUSIP number, Common Code or ISIN number of such Securities, if any (or any other numbers used by a Depository to identify such Securities), and

(12)                          if the Redemption Price or any portion thereof shall be payable, at the option of the Operating Partnership or any Holders, in shares of Common Equity, cash or in other securities or property (or a combination thereof), a statement as to whether the Operating Partnership has elected to pay the Redemption Price in shares of Common Equity, cash or in other securities or property (or a combination thereof) and, if applicable, the portion of the Redemption Price that is to be paid in shares of Common Equity, cash or in other securities or property.

A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Operating Partnership shall be given by the Operating Partnership or, at the Operating Partnership’s request with 15 days prior written notice (unless a shorter notice shall be satisfactory to the Trustee and agreed upon in writing by the Trustee), by the Trustee in the name and at the expense of the Operating Partnership.

Section 1105.                      Deposit of Redemption Price.

At or prior to 10:00 am (local time in New York City) on any Redemption Date, the Operating Partnership shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Operating Partnership or any Affiliate of the Operating Partnership is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 301 for or in the Securities of such series) any accrued interest on and Additional Amounts with respect to, all such Securities or portions thereof which are to be redeemed on that date.

Section 1106.                      Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise provided with respect to the Securities of such series pursuant to Section 301) accrued and unpaid interest, if any, thereon and from and after such date (unless the Operating Partnership shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void.  Upon surrender of any such Security for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Operating Partnership at the Redemption Price, together with, unless otherwise provided in or pursuant to this Indenture, any accrued and unpaid interest thereon and Additional Amounts with respect thereto to but excluding the Redemption Date; provided, however, that, except as otherwise provided in or pursuant to this Indenture or the Bearer Securities of such series, installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an Office or Agency located outside the United States except as otherwise provided in Section 1002), and provided, further, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price or, at the option of the Operating Partnership, after payment to the Trustee for the benefit of the Operating Partnership of, an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Operating Partnership and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that any interest or Additional Amounts represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such Security located outside of the United States except as otherwise provided in Section 1002.

If any Security called for redemption shall not be so paid, or funds set aside for payment, on the Redemption Date, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

Section 1107.                      Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Operating Partnership or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Operating Partnership and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and WPG, as the sole general partner of the Operating Partnership, shall execute and the Trustee shall authenticate and deliver, upon Operating Partnership Order, to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.  If a Security in global form is so surrendered, WPG, as the sole general partner of the Operating Partnership, shall execute, and the Trustee shall authenticate and deliver, upon Operating Partnership Order, to the Depository for such Security in global form as shall be specified in the Operating Partnership Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE TWELVE

SINKING FUNDS

Section 1201.                      Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.”  If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 1202.                      Satisfaction of Sinking Fund Payments with Securities.

The Operating Partnership may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Operating Partnership), together in the case of any Bearer Securities of such series with all unmatured Coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Operating Partnership pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.  If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Operating Partnership Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the written request of the Operating Partnership from time to time pay over and deliver to the Operating Partnership any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Operating Partnership to the Trustee of Securities of that series purchased by the Operating Partnership having an unpaid principal amount equal to the cash payment requested to be released to the Operating Partnership.

Section 1203.                      Redemption of Securities for Sinking Fund.

Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Operating Partnership shall deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered.  If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Operating Partnership shall thereupon be obligated to pay the amount therein specified.  Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Operating Partnership in the manner provided in Section 1104.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

REPAYMENT AT THE OPTION OF HOLDERS

Section 1301.                      Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series.  The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Operating Partnership, at its option, shall deliver or surrender the same to the

Trustee with a directive that such Securities be cancelled.  If specified with respect to the Securities of a series as contemplated by Section 301, in connection with any repayment of Securities, the Operating Partnership may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the applicable repayment date an amount not less than the repayment price payable by the Operating Partnership on repayment of such Securities, and the obligation of the Operating Partnership to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

Unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series or unless the context otherwise requires, all references in this Indenture to the repayment of Securities at the option of the Holders thereof (and all references of like import) shall be deemed to include a reference to the repurchase of Securities at the option of the Holders thereof.

ARTICLE FOURTEEN

SECURITIES IN FOREIGN CURRENCIES

Section 1401.                      Applicability of Article.

Whenever this Indenture provides for (a) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, or (b) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series and in accordance with the Depository’s procedures, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Operating Partnership may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

Section 1402.                      Monies of Different Currencies to be Segregated.

The Trustee shall segregate monies, funds and accounts held by the Trustee hereunder in one currency from any monies, funds or accounts in any other currencies, notwithstanding any provisions herein which would otherwise permit the Trustee to commingle such accounts.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

Section 1501.                      Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article Fifteen to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1502.                      Call, Notice and Place of Meetings.

(1)                                 The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in The City of New York, or, if Securities of such series have been issued in whole or in part as Bearer Securities, in London or in such place outside the United States as the Trustee shall determine.  Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2)                                 In case at any time the Operating Partnership or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 106) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Operating Partnership or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York, or, if Securities of such series are to be issued as Bearer Securities, in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section 1502.

Section 1503.                      Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Operating Partnership and its counsel.

Section 1504.                      Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting or duly reconvened meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a supermajority in aggregate principal amount of the Outstanding Securities of a series, the Persons entitled to vote the specified supermajority in aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum.  In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the aggregate principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a supermajority in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of the specified supermajority in aggregate principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such lesser specified percentage in aggregate principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the Coupons appertaining thereto, whether or not such Holders were present or represented at the meeting.

Section 1505.                      Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1)                                 Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2)                                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Operating Partnership or the Holders of Securities as provided in Section 1502(2), in which case the Operating Partnership or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting.

(3)                                 At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  If the Securities of such series are issuable in minimum denominations of less than $1,000, then a Holder of such a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote which is equal to the fraction that the principal amount of such Security bears to $1,000.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4)                                 Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1506.                      Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting.  A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Operating Partnership and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

WASHINGTON PRIME GROUP, L.P.

By:	Washington Prime Group Inc., its general partner

	By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Administrative Officer

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	/s/ Pamela V. Cole
Name: Pamela V. Cole
Title: Vice President